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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) November 6, 2000


                             KALAN GOLD CORPORATION
             (Exact name of registrant as specified in its charter)


        COLORADO                      0-25658                    84-1357927
(State or other jurisdiction        (Commission                (IRS Employer
    of incorporation)               File Number)             Identification No.)


            Suite 11.02, 11th Floor, Menara Merais, No. 1 Jalan 19/3
                     46300 Petaling Jaya, Selangor, Malaysia
                    (Address of principal executive offices)


      Registrant's telephone number, including area code 011 603 7956-7026

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Item 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

          On November 6, 2000, CH Yap & Co, the Registrant's independent public accountants for the second quarter of 2000, resigned. CH Yap & Co. did not deliver an accountant's report to the Registrant during the period they served as the Registrant's independent public accountants.

          On November 8, 2000, the Registrant engaged the accounting firm of Horwath Gelfond Hochstadt Pangburn P.C. as the Registrant's independent public accountants to audit the Registrant's financial statements for the fiscal year ending December 31, 2000 as well as future financial statements, and to review the Registrant's quarterly financial statements, in replacement of the firm of CH Yap & Co. This change of independent accountants was approved by the Board of Directors of the Registrant.

          There were no disagreements with CH Yap and Co. during the interim period on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of CH Yap & Co., would have caused that firm to make reference in connection with its reports to the subject matter of the disagreement or any reportable event.

          The Registrant has requested that CH Yap & Co. furnish it with a letter addressed to the Commission stating whether it agrees with the above statements. A copy of such letter, dated November 6, 2000, is filed as
     Exhibit 16 to this Form 8-K. The Registrant has also provided Horwath Gelfond Hochstadt Pangburn P.C with a copy of this report prior to its filing with the Commission. Horwath Gelfond Hochstadt Pangburn P.C had no additional information or comments to address to the Commission in response to this item.

Item 7 (c). EXHIBITS

     Number    Exhibit
     ------    -------
      16       Letter of Registrant's independent certified accountant, CH Yap & Co.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        KALAN GOLD CORPORATION
                                           (Registrant)



Date:  November 6, 2000                 By: /s/ Patrick Soon-Hock Lim
                                           -------------------------------------
                                           Patrick Soon-Hock Lim
                                           President and Chief Executive Officer